Exhibit 10.12

SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (this “Agreement”) is dated as of May 9th, 2006, among MSO Holdings, Inc., a Delaware corporation (the “Company”), and the investors identified on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

        1.1.    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

        “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

        “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (as defined below).

        “Aggregate Investment Amount” means with respect to each Investor, the Aggregate Investment Amount indicated next to such Investor’s name on Exhibit A.

        “Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, in the form approved by the Company’s board of directors and stockholders and attached as Exhibit A hereto.

        “Applicable Fraction” means, for each holder of Series A Preferred Stock, a fraction determined by dividing (a) the aggregate original principal amount of the Convertible Notes that such holder has legally committed to purchase pursuant to this Agreement as of the Effective Time, by (b) $2,500,000 multiplied by the fraction equal to the quotient of (i) the total number of shares of Series A Preferred Stock held by such holder immediately prior to the Effective Time, and (ii) the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time.

        “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

        “Collateral Agent” means the Person serving and named as such under the Intercreditor Agreement for the benefit of the Investors.

        “Commission” means the Securities and Exchange Commission.

        “Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

        “Company Counsel” means the law firm of Foley & Lardner L.L.P., acting through its San Diego, California office.

        “Conversion Shares” means the shares of capital stock issuable upon conversion of the Convertible Notes.

        “Convertible Notes” means the 10% convertible promissory notes of the Company issuable to the Investors at the Closings in accordance with Section 2.2 and Section 2.3, in the principal amount of up to $2.5 million and in the form attached hereto as Exhibit B which Convertible Notes are convertible into capital stock of the Company in accordance with their terms.

        “Disclosure Schedules” means the schedule of exceptions to the representations and warranties of the Company contained herein.

        “Effective Time” means the effective time of the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

        “Escrow Account” means an escrow account established pursuant to the Escrow Agreement.

        “Escrow Agreement” means the Escrow Agreement between the Company and Union Bank (the “Escrow Agent”) and Commonwealth Associates, L.P., in the form attached hereto as Exhibit C.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “First Closing” has the meaning set forth in Section 2.2.

        “First Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.3 hereof are satisfied, or such other date as the parties may agree.

        “First Closing Investor Deliverables” has the meaning set forth in Section 2.2(b).

        “First Closing Company Deliverables” has the meaning set forth in Section 2.2(a).

        “First Closing Investment Amount” means, with respect to each Investor, the First Closing Investment Amount indicated next to such Investor’s name on Exhibit A.

        “Flow of Funds Memorandum” means the memorandum to be delivered to the Escrow Agent advising the Escrow Agent as to the various payments to be made at each applicable Closing.

        “GAAP” means U.S. generally accepted accounting principles.

        “Going Dark Transaction” has the meaning set forth in Section 4.3.

        “Information Statement” means an information statement filed by the Company with the Commission pursuant to, and meeting the requirements of, Regulation 14C under the Exchange Act, which, among other things, provides information to the stockholders of the Company regarding the stockholder approval by written consent of, and the terms of, the transactions contemplated herein, including, without limitation, the Amended and Restated Certificate of Incorporation, the Series A Conversion, the Reverse Split and the Going Dark Transaction.

        “Intellectual Property Rights” has the meaning set forth in Section 3.1(o).

        “Intercreditor Agreement” means the Intercreditor Agreement dated as of even date herewith among the Company and the Collateral Agent.

        “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

        “Material Adverse Effect” means, as applicable, any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

        “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

        “Plan” means the Company’s 2004 Equity Incentive Plan, as amended, or any other plan adopted by the Board of Directors of the Company for issuance of incentive stock options and other stock incentives to Company employees, directors and consultants.

        “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

        “Proportionate Share” means, for each holder of Series A Preferred Stock, the fraction determined by dividing the total number of shares of Series A Preferred Stock held by such holder immediately prior to the First Closing by the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the First Closing.

        “Reverse Split” has the meaning set forth in Section 4.3.

        “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        “SEC Reports” has the meaning set forth in Section 3.1(h).

        “Second Closing” has the meaning set forth in Section 2.3.

        “Second Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1, 5.2 and 5.3 hereof are satisfied, or such other date as the parties may agree.

        “Second Closing Deliverables” has the meaning set forth in Section 2.3(a).

        “Second Closing Investor Deliverables” has the meaning set forth in Section 2.3(b).

        “Second Closing Investment Amount” means, with respect to each Investor, the Second Investment Amount indicated next to such Investor’s name on Exhibit A.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Security Agreement” means the Security Agreement dated as of even date herewith among the Company and the Collateral Agent.

        “Series A Conversion” has the meaning set forth in Section 4.4.

        “Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $.001 per share, of the Company, which Series A Preferred Stock has the voting powers, designations, preferences, rights and qualifications set forth in the Amended and Restated Certificate of Incorporation.

        “Series A-1 Preferred Stock” means the Series A-1 Convertible Preferred Stock, par value $.001 per share, of the Company, which Series A-1 Preferred Stock has the voting powers, designations, preferences, rights and qualifications set forth in the Amended and Restated Certificate of Incorporation.

        “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

        “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

        “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

        “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

        “Transaction Documents” means this Agreement, the Security Agreement, the Intercreditor Agreement, the Warrants, and the Convertible Notes, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

        “Warrants” means the warrants to purchase an amount and kind of capital stock of the Company to be determined in accordance with the terms of such warrants and issuable to the Investors at the First Closing in accordance with Section 2.2.

        “Warrant Shares” means the shares of capital stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

        2.1.    Escrow.

            (a)     Immediately prior to the execution of this Agreement, the Company, Commonwealth Associates, L.P. and the Escrow Agent have established the Escrow Account pursuant to the Escrow Agreement; and

            (b)     Upon the execution of this Agreement, each Investor will deposit into the Escrow Account each Investor’s Aggregate Investment Amount as set forth next to such Investor’s name on Exhibit A to this Agreement.

        2.2.    First Closing; First Closing Deliveries. At the initial closing of the transactions contemplated hereby (the “First Closing”), subject to the terms and conditions set forth in this Agreement, including the applicable Conditions Precedent to Closing set forth in Article V, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Convertible Notes and Warrants for each such Investor’s First Closing Investment Amount as set forth next to such Investor’s name on Exhibit A hereto. The First Closing shall take place at the offices of Company Counsel on the First Closing Date or at such other location or time as the parties may agree. In accordance with the foregoing, at the First Closing:

            (a)     the Company shall deliver to each Investor the following (the “First Closing Company Deliverables”):

                (i)      executed copies of the Transaction Documents;

                (ii)     a Convertible Note, in the principal amount of such Investor’s First Closing Investment Amount, registered in the name of such Investor;

                (iii)    a Warrant registered in the name of such Investor; and

            (b)     the Investors shall deliver to the Company executed copies of the relevant Transaction Documents (the “First Closing Investor Deliverables”);

            (c)     the Escrow Agent shall deliver to the Company at the instruction of the Investor Representative and in accordance with the Escrow Agreement the aggregate First Closing Investment Amount, less the amounts paid to Company Counsel and counsel to the Investors as provided in Section 6.2 hereof, all as set forth in the Flow of Funds Memorandum.

        2.3.    Second Closing; Second Closing Deliveries. At the second closing of the transactions contemplated hereby (the “Second Closing”), subject to the terms and conditions set forth in this Agreement, including the applicable Conditions Precedent to Closing set forth in Article V, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Convertible Notes for each such Investor’s Second Closing Investment Amount as set forth next to such Investor’s name on Exhibit A hereto. The Second Closing shall take place at the offices of Company Counsel on the Second Closing Date or at such other location or time as the parties may agree. In accordance with the foregoing, at the Second Closing:

            (a)     the Company shall deliver to each Investor the following (the “Second Closing Company Deliverables”):

                (i)     a Convertible Note, in the principal amount of such Investor’s Second Closing Investment Amount, registered in the name of such Investor; and

            (b)     the Escrow Agent shall deliver to the Company in accordance with the Escrow Agreement (the “Second Closing Investor Deliverables”):

                (i)     the aggregate Second Closing Investment Amount, less the amounts paid to Company Counsel and counsel to the Investors as provided in Section 6.2 hereof, all as set forth in the Flow of Funds Memorandum.

        2.4.    Interim Closings. At any time prior to the date of the Second Closing, holders of a majority-in-interest of the principal amount then outstanding under the Notes may by written consent delivered to the Company (each, an “Interim Closing Notice”) require one or more interim closings (each, an “Interim Closing”), subject to the terms and conditions set forth in this Agreement, including the applicable Conditions Precedent to Closing set forth in Article V, at which time the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, Convertible Notes on a pro rata basis in an aggregate amount identified in the Interim Closing Notice (in each case, the “Interim Closing Investment Amount”). In no event shall the total principal amount under all Convertible Notes issued to any Investor exceed the Aggregate Investment Amount for such Investor set forth on Exhibit A, and in no event shall any Investor be required to purchase Convertible Notes under this Agreement in principal amount that exceeds the Aggregate Investment Amount for such Investor set forth on Exhibit A. To the extent one or more Interim Closings is conducted pursuant to this Agreement, then the principal amount of Convertible Notes to be purchased at the Second Closing shall be correspondingly reduced for each Investor by the principal amount of Convertible Notes purchased by such Investor in one or more Interim Closings. Each Interim Closing shall take place at the offices of Company Counsel on the Interim Closing Date or at such other location or time as the parties may agree. In accordance with the foregoing, at each Interim Closing:

            (a)     the Company shall deliver to each Investor the following (for each Interim Closing, the “Interim Closing Company Deliverables”):

                (i)     a Convertible Note, in the principal amount of such Investor’s Interim Closing Investment Amount, registered in the name of such Investor; and

            (b)     the Escrow Agent shall deliver to the Company in accordance with the Escrow Agreement (for each Interim Closing, the “Interim Closing Investor Deliverables”):

                (i)     the aggregate Interim Closing Investment Amount, less the amounts paid to Company Counsel as set forth in the Flow of Funds Memorandum.

        2.5.    Over-Subscription Warrants. In addition, to the extent any Investor obligates itself to purchase Convertible Notes in aggregate principal amount in excess of such Investor’s Proportionate Share, then at the First Closing such Investor shall be issued an additional warrant (each, an “Over-Subscription Warrant”) in the form attached hereto as Exhibit E to purchase a number of shares of Series A-1 Convertible Preferred Stock calculated by in manner reasonably agreed upon in good faith by the Board of Directors of the Company and holders holding a majority in interest of the Series A Preferred Stock.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1.    Representations and Warranties of the Company. Except as set forth on the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties to each Investor as of the date hereof and as of the applicable Closing Date:

            (a)    Subsidiaries. Except as set forth on Schedule 3.1(a), the Company has no direct or indirect Subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b)    Organization and Qualification. The Company and each Subsidiary are duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except where the violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

            (d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (e)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of a preliminary and final Information Statement pursuant to Regulation 14C of the Exchange Act and the terms hereto, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.6 and (v) those that have been made or obtained prior to the date of this Agreement.

            (f)    Issuance of the Convertible Notes and Warrants. The Convertible Notes and Warrants issuable under Section 2.2 and Section 2.3 have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued against payment of the exercise price hereof, in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens.

            (g)    Capitalization. The capitalization of the Company immediately prior to the First Closing Date is set forth on Schedule 3.1(g). As of the First Closing Date and after giving effect to the automatic conversion of the applicable number of shares of Series A Preferred Stock into Series A-1 Preferred Stock, the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s Plan and such other option and incentive plans as may currently exist, is specified in Schedule 3.1(g). Except as specified in Schedule 3.1(g), as of the Closing Date, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, subscription rights, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company. Except as specified in Schedule 3.1(g), the issue and sale of the Convertible Notes and Warrants will not, immediately or with the passage of time, obligate the Company to issue shares of capital stock of the Company or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

            (h)    SEC Reports. In connection with the sale of the Convertible Notes and Warrants, the Company has made available its reports required filed by the Company under the Exchange Act since January 1, (the foregoing materials and all amendments thereto being collectively referred to herein as the “SEC Reports”). The Company has filed all SEC Reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied as to form in all material respects with (i) the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, including, without limitation, the requirements of the provisions of such statutes, rules and regulations enacted and adopted as part of the Sarbanes-Oxley Act of 2002, as amended, and (ii) any SEC comments received or otherwise conveyed to the Company with respect to any previously filed SEC Reports. In addition, none of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company has received no notification of any violation or enforcement action from the Commission or any court, arbitrator, governmental or other administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

            (i)    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Schedule 3.1(j), (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company Plans.

            (j)    Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Convertible Notes and Warrants or (ii) except as specifically disclosed in the Disclosure Schedule, would, if there were an unfavorable decision with respect thereto, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (k)    Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (l)    Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation, in any material respect, of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation, in any material respect, of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is or has been in violation, in any material respect, of any order of any court, arbitrator or governmental body applicable to the Company or such Subsidiary, as appropriate, or (iii) is in violation, in any material respect, of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters applicable to the Company or such Subsidiary, as appropriate.

            (m)    Regulatory Permits. Except as disclosed in the Disclosure Materials, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or material modification of any such permits.

            (n)    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (o)    Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (p)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

            (q)    Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, that is required to be disclosed in the SEC Reports.

            (r)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

            (s)    Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Sections 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Convertible Notes and Warrants by the Company to the Investors under the Transaction Documents. The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

            (t)    Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

            (u)    No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

            (v)    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

            (w)    No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Convertible Notes and Warrants by any form of general solicitation or general advertising. The Company has offered the Convertible Notes and Warrants for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

            (x)    Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            (y)    Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors’ purchase of the Convertible Notes and Warrants. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

        3.2.    Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

            (a)    Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Escrow Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

            (b)    Investment Intent. Such Investor is acquiring the Convertible Notes and Warrants as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Convertible Notes and Warrants or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Convertible Notes and Warrants in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Convertible Notes and Warrants for any period of time. Such Investor is acquiring the Convertible Notes and Warrants hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Convertible Notes and Warrants.

            (c)    Investor Status. At the time such Investor was offered the Convertible Notes and Warrants, it was, and at the date hereof it is, (i) knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Convertible Notes and Warrants, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deemed relevant in making an informed decision to purchase the Convertible Notes and Warrants; and (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

            (d)    General Solicitation. Such Investor is not purchasing the Convertible Notes and Warrants as a result of any advertisement, article, notice or other communication regarding the Convertible Notes and Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (e)    Access to Information. Such Investor acknowledges that it has access to the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, authorized representatives of the Company concerning the terms and conditions of the offering of the Convertible Notes and Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

            (f)    Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that such Investor was first contacted by the Company regarding the purchase of the Company’s Convertible Notes and Warrants and (ii) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Neither such Investor (including its Affiliates), nor any Person acting on behalf of or pursuant to any understanding with such Investor, holds a short position, directly or indirectly, in any shares of the Common Stock.

            (g)    Reliance on Investor Representations. Such Investor understands that the Convertible Notes and Warrants are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Convertible Notes and Warrants. Under such laws and rules and regulations the Convertible Notes and Warrants may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations.

            (h)    Risks of Investment. Such Investor understands that its investment in the Convertible Notes and Warrants involves a significant degree of risk, including a risk of total loss of the Investor’s investment, and the Investor has full cognizance of and understands all of the risk factors related to the Investor’s purchase of the Convertible Notes and Warrants, including, but not limited to, those set forth under the caption “Risk Factors” in the SEC Reports. The Investor understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes and Warrants and has the ability to bear the economic risks of an investment in the Convertible Notes and Warrants.

            (i)    No Approvals. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Convertible Notes and Warrants.

            (j)    Location of Offices. Such Investors principal executive offices are in the jurisdiction set forth immediately below the Investor’s name on the signature pages hereto.

            (k)    Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Convertible Notes and Warrants pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

        4.1.     Transfer Restrictions.

            (a)     The Convertible Notes, Warrants, Conversion Shares and Warrant Shares issuable upon the conversion or exercise thereof (and any shares issuable upon conversion of such Conversion Shares or Warrant Shares), respectively, may only be disposed of in compliance with state and federal securities laws. In connection with any transfer related to such securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

            (b)     Certificates evidencing the Convertible Notes and Warrants, and the Conversion Shares and Warrant Shares issuable upon the conversion or exercise thereof (and any shares issuable upon conversion of such Conversion Shares or Warrant Shares) will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

        4.2.    Use of Proceeds. The Company will use the net proceeds from the sale of the Convertible Notes and Warrants for working capital and general corporate purposes.

        4.3.    The Reverse Split and “Going Dark” Transaction. The parties acknowledge and agree that in connection with the transactions contemplated by this Agreement, the Company intends to undertake a reverse stock split for the purpose of reducing the number of registered holders of its common stock (the “Reverse Split”) to enable it to cease being a company obligated to make reports to the Commission under the Securities and Exchange Act by filing a Form 15 with the Commission as contemplated by Section 12g-4 of the Exchange Act by which the Company would cease to be a reporting company under the Exchange Act (the “Going Dark Transaction”).

        4.4.    Pro Rata Participation. Each holder of the Company’s Series A Preferred Stock shall have the right to purchase an original principal amount of Notes equal to such holder’s Proportionate Share of $2,500,000.

        4.5.    Automatic Conversion to Series A-1 Preferred Stock. As of the Effective Time, and as provided in the Amended and Restated Certificate of Incorporation, that number equal to the Applicable Fraction (rounded down to the nearest whole share) of the shares of Series A Preferred Stock held by each holder of Series A Convertible Preferred Stock that has purchased one or more of the Convertible Notes shall automatically convert into the Corporation’s Series A-1 Convertible Preferred Stock (as hereinafter defined) at a ratio of 3.66972 shares of Series A-1 Convertible Preferred Stock for each such share of Series A Convertible Preferred Stock so converted (the “Series A Conversion”).

        4.6.    Information Statement. As soon as practicable following the First Closing, the Company shall prepare and file with the Commission the preliminary Information Statement and will use its best efforts to respond to any comments of the Commission related thereto. Promptly upon notification from the Commission that it has no further comments, the Company will use its best efforts to file the definitive Information Statement with the Commission. Promptly upon the completion of the waiting period required by Regulation 14C of the Exchange Act with respect to the Information Statement, and no later than fifteen business days following such completion, the Company will effect the Reverse Split and the Series A Conversion by filing the Amended and Restated Certificate of Incorporation and will effect the Going Dark Transaction by filing Exchange Act Form 15 with the Commission.

        4.7.    Amendment to Stockholders Agreement. Concurrent with the First Closing, the Amended and Restated Stockholders Agreement will be amended by the form of Amendment No. 2 to Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit F.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSINGS

        5.1.    Conditions Precedent to the Obligations of the Investors to Close. The obligation of each Investor to acquire the Convertible Notes and Warrants at the First Closing and the Convertible Notes at the Second Closing and/or any Interim Closing (the “First Closing,” “Second Closing” and any “Interim Closing” are referred to individually as a “Closing” and together as the “Closings”) is subject to the satisfaction or waiver by such Investor, at or before each such Closing, of each of the following conditions:

            (a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

            (b)    Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

            (c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

            (d)    Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or reasonably would be expected to result in a Material Adverse Effect (the parties agreeing that a decrease in stock price alone shall not be deemed such an event).

            (e)    Officer’s Certificate. The Company shall have delivered to the Investors a certificate executed by a duly authorized officer of the Company certifying that (i) the representations and warranties of the Company contained herein are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date, (ii) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing and (iii) the items referenced in Sections 5.1(c)-(d) have been satisfied.

            (f)    Company Deliverables. With respect to the First Closing, the Company shall have delivered the First Closing Company Deliverables in accordance with Section 2.2. With respect to the Second Closing, the Company shall have delivered the Second Closing Deliverables in accordance with Section 2.3. With respect to any Interim Closing, the Company shall have delivered the Interim Closing Company Deliverables in accordance with Section 2.4.

            (g)    Board and Shareholder Approval of Amendment and Restatement of Certificate of Incorporation. The board of directors of the Company shall have adopted, declared the advisability of, and recommended that the stockholders of the Company vote in favor of the Amended and Restated Certificate of Incorporation, the Series A Conversion, the Reverse Split and the Going Dark Transaction, and the Stockholders of the Company shall have approved by written consent the Amended and Restated Certificate of Incorporation, the Series A Conversion, the Reverse Split and the Going Dark Transaction.

            (h)    Investment Amount. The Aggregate Investment Amount to be invested by all the Investors pursuant to this Agreement shall total at least $2,000,000 but shall not exceed $2,500,000 (in each case excluding any investment amount attributed to Al Henry).

            (i)    Stockholder Agreement. The Amended and Restated Stockholders Agreement dated July 30, 2004 by and among the Company, MSO Medical, Inc. and various investors shall have been amended as set forth on Exhibit F hereto.

            (j)    Approval of CEO. The Investors shall have approved the person appointed as the Company’s Chief Executive Officer.

        5.2.    Additional Second Closing Conditions. The obligation of each Investor to acquire Convertible Notes at the Second Closing is also subject to the satisfaction or waiver by such Investor, at or before the Second Closing of the following conditions: (i) the Company having entered into a binding agreement with Horizon Blue Cross Blue Shield on or before December 31, 2006, or (ii) the closing of a merger, acquisition or sale of assets or other business combination with WISH Holdings on or before December 31, 2006 and that is approved by the Company’s Board of Directors.

        5.3.    Conditions Precedent to the Obligations of the Company to Close. The obligation of the Company to sell the Convertible Notes and Warrants at the Closings is subject to the satisfaction or waiver by the Company, at or before each Closing, of each of the following conditions:

            (a)    Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made on and as of such date;

            (b)    Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

            (c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

            (d)    Investor Deliverables. With respect to the First Closing, the Company shall have received the First Closing Investor Deliverables in accordance with Section 2.2. With respect to the Second Closing, the Company shall have received the Second Closing Investor Deliverables in accordance with Section 2.3. With respect to any Interim Closing, the Company shall have received the Interim Closing Investor Deliverables in accordance with Section 2.4.

ARTICLE VI
MISCELLANEOUS

        6.1.    Investor Representative. Each Investor hereby appoints and constitutes Commonwealth Associates, L.P. as its “Investor Representative” to exercise the powers on behalf of such Investor set forth in this Section 6.1, and Commonwealth Associates, L.P. hereby accepts such appointment. In the event of the dissolution, resignation or inability to act of Commonwealth Associates, L.P., a majority-in-interest of the Investors shall appoint a replacement Investor Representative on behalf of all Investors with all the powers of its, his or her predecessor. Each Investor, by execution of this Agreement, hereby constitutes and appoints Investor Representative its, his or her true and lawful attorney in fact, with full power in its, his or her name and it, his or her behalf: (i) to act on behalf of such Investor in connection with the obligations of the Investor Representative set forth in the Escrow Agreement and to instruct the Escrow Agent to disburse funds and to deliver fully executed documents to the Company at the First Closing, Second Closing and any Interim Closing, (ii) to give and receive notices on behalf of the Investor with respect to the foregoing, and (iii) in general, to do all things and to perform all acts, including, without limitation, executing and delivering the Escrow Agreement and other agreements, certificates, receipts, instructions and other instruments contemplated or deemed advisable in connection with the Escrow Agreement. This power of attorney, and all authority hereby conferred, is granted in consideration of the mutual covenants and agreements made herein and shall be irrevocable and shall not be terminated by any act of any Investor or by operation of law, whether by merger, dissolution or liquidation of any Investor, by the death or incapacity of any Investor or by the occurrence of any other event. All action taken by the Investor Representative hereunder shall be final and binding upon each Investor. Each Investor agrees, jointly and severally, to hold Investor Representative free and harmless from any and all loss, damage or liability that they or any one of them, may sustain as a result of any action taken in good faith by Investor Representative hereunder.

        6.2.    Fees and Expenses. The Company shall pay the fees and expenses of the advisers, counsel, accountants and other experts, if any, and all other expenses incurred by any party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Convertible Notes and Warrants.

        6.3.    Counsel for Investors. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at each Closing, reimburse the Investors for the reasonable fees of and expenses of Miller, Canfield, Paddock and Stone, P.L.C., as counsel to the Investors. Notwithstanding anything set forth above or elsewhere in this Agreement to the contrary, the Investors shall not be required to submit any documentation with regard to the fees and expenses of such special counsel to the extent such documentation would violate the attorney-client or attorney work product privileges; provided, however, that, in any case, the Company shall be entitled to invoices that at least indicate the time spent and the rate or rates applicable to such time as a condition of performance of its reimbursement obligation hereunder.

        6.4.    Attorneys’ Fees. In the event that any suit or action is instituted by the Investors to enforce any provision in this Agreement or any of the other Transaction Documents, the Investors shall be entitled to recover from the Company all fees, costs and expenses of enforcing any right of the Investors under or with respect to this Agreement or any of the other Transaction Documents, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.5.    Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.6.    Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section being untrue.

        6.7.    Entire Agreement. The Transaction Documents, together with the Disclosure Schedules and the Exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        6.8.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	MSO Holdings, Inc. 2333 Waukegan Road, Suite 175 Bannockburn, Illinois 60015 Attn: Chief Executive Officer Facsimile: (847) 267-1728

With a copy to:	Foley & Lardner LLP 402 W. Broadway, 23rd Floor San Diego, California 92101 Attn: Kenneth D. Polin, Esq. Facsimile: (619) 234-3510

If to an Investor:	To the address set forth under such Investor's name on the signature pages hereof;

With a copy to:	Miller, Canfield, Paddock and Stone, P.L.C. 101 North Main Street, 7th Floor Ann Arbor, Michigan 48104 Attn: David N. Parsigian, Esq. Facsimile: (734) 747-7147

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        6.9.    Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors representing a majority of the aggregate Investment Amount received by the Company in connection with this Agreement. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Convertible Notes or Warrants or underlying shares thereof.

        6.10.    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties and their counsel to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

        6.11.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any securities issued in connection herewith, provided such transferee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Investors.

        6.12.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Service of any process, summons, notice or document by mail to such party’s address set forth on the signature pages hereto shall be effective service of process for any suit, action or other proceeding brought in any such court.

        6.13.    Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Convertible Notes and Warrants for a period of one (1) year thereafter, after which time they shall expire and be of no further force or effect.

        6.14.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

        6.15.    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        6.16.    Replacement of Certificates. If any certificate or instrument evidencing any security issued in connection herewith is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument. If a replacement certificate or instrument evidencing any security hereof is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

        6.17.    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors will be entitled to specific performance under the Transaction Documents. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        6.18.    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Convertible Notes and Warrants pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Convertible Notes and Warrants or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

        6.19.    Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MSO HOLDINGS, INC.
By: /s/ Steven Straus
Name: Steven Straus
Title: President
COMMONWEALTH ASSOCIATES, L.P.
(as Investor Representative only)
By: /s/ Robert A. O'Sullivan
Name: Robert A. O'Sullivan
Title: CEO/President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR INVESTORS FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor	Address for Notice
Richard Schoninger	25 Columbus Circle, Apt. 69
New York, New York 10019
By: /s/ Richard Schoninger
Name: Richard Schoninger
Bruce S. Schonbraun	The Schonbraun McCannGroup LLP
Attn: Bruce Schonbraun
By: /s/ Bruce S. Schonbraun	101 Eisenhower Pky
Name: Bruce S. Schonbraun	Roseland, NJ 07068
Facsmile: (973) 228-3005
Richard O. Ullman	1200 Route 46 West
Clifton, New Jersey 07013
By: /s/ Richard O. Ullman	Facsimile No.: (973) 574-2404
Name: Richard O. Ullman
Tim Ostrowski	1525 Sequoia Trail
Glenview, Illinois 60025
By: /s/ Tim Ostrowski	Facsimile No.: (847) 729-1746
Name: Tim Ostrowski
Frank Bonvino	2506 Sandycreek Drive
Westlake Village, California 91361
By: /s/ Frank Bonvino	Facsimile No.: (818) 889-4064
Name: Frank Bonvino
Terrence L. Mealy	Commonwealth Associates
Attn: Bonnie Giusto
By: /s/ Terrence L. Mealy	830 Third Avenue, 8th Floor
Name: Terrence L. Mealy	New York, New York 10022

Name of Investor	Address for Notice

New England Partners Capital, LP	New England Partners Capital, LP
Attention: John Rousseau
By: /s/ John Rousseau	One Boston Place, Suite 3630
Name: John Rousseau	Boston, Massachusetts 02108
Title: President	Facsimile No.: (617) 624-8416
LBJ Holdings LLC	LBJ Holdings, LLC
By: HSP Group, Inc. (Its Manager)	c/o Hsp Group Inc.
Attention: Lanie Valonitne
By: /s/ Brian Putiker	3366 N. Torrey Pines Court, Suite 210
Name: Brian Putiker	La Jolla, California 92037
Title: Vice President	Facsimile No.: (858) 657-9031
RMC Capital LLC	Commonwealth Associates
Attn: Bonnie Giusto
By: /s/ Michael Acks	830 Third Avenue, 8th Floor
Name: Michael Acks	New York, New York 10022
Title: President
Morgan Investors X	Morgan Investors X
c/o: Jess S. Morgan & Co., Inc.
By: /s/ Gary Levenstein	Attention: Gary L. Levenstein
Name: Gary Levenstein	16830 Ventura Blvd., Suite 411
Title: President – Investment Division	Encino, California 91436
Facsimile No.: (818) 783-2175
Seneca Health Partners LP I	Seneca Health Partners LP I
By: Seneca Partners LP, LLC	Attention: Rajesh Kothari
300 Park Street, Suite 400
By: /s/ Rajesh Kothari	Birmingham, Michigan 48009
Name: Rajesh Kothari	Facsimile No.: (248) 723-6651
Title: Secretary
Albert Henry	1265 Loch Lane
Lane Forest, IL 60045
By: /s/ Albert Henry	Facsimile: (847) 735-9976
Name: Albert Henry

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Name of Investor	Address for Notice

Echo Capital Growth Corporation	Echo Capital Growth Corporation
Attention: Paul Hill
By: /s/ Paul J. Hill	2000-1874 Scarth Street
Name: Paul J. Hill	Regina, SK S4P4B3
Title: President	Facsimile No.: (306) 302-7599
Harvard Developments Inc.
By: /s/ Arden Giesbrocht	Harvard Developments, Inc.
Name: Arden Giesbrocht	Attention: Tina Svedahl
Title: Controller	2000-1874 Scarth Street
Regina, SK S4P4B3
By: /s/ Terry Downie	Facsimile No.: (306) 522-4571
Name: Terry Downie
Title: Vice President, Finance
Ricky C. Sandler	Eminence Capital, LLC
Attention: Ricky Sandler
By: /s/ Ricky C. Sandler	65 East 55th Street, 25th Floor
Name: Ricky C. Sandler	New York, New York 10022
Facsimile No.: (212) 418-2140
Shea Ventures, LLC	Shea Ventures, LLC
Attention: Ed Shea
By: /s/ Edmund H. Shea, Jr.	655 Brea Canyon Road
Name: Edmund H. Shea, Jr.	Walnut, California 91789
Title: Manager	Facsimile No.: (909) 869-0840
CLK, LLC	CLK, Inc.
Attention: Craig L. Krumwiede
By: /s/ Craig L. Krumwiede	17700 North Pacesetter Way
Name: Craig L. Krumwiede	Scottsdale, Arizona 85255
Title: President	Facsimile No.: (480) 348-8976
Albin F. Moschner	600 Northcroft Court
Lake Forrest, Illinois 60045
By: /s/ Albin F. Moschner	Facsimile No.: (847) 615-1053
Name: Albin F. Moschner

3

Name of Investor	Address for Notice

Mark Kubow	20743 W. High Ridge Drive
Kildeer, Illinois 60047
By: /s/ Mark Kubow	Facsimile No.: (312) 577-0441
Name: Mark Kubow
Angelo J. Bufalino	95 E. North Avenue
Lake Forrest, Illinois 60045
By: /s/ Angelo J. Bufalino	Facsimile No.: (312) 609-5005
Name: Angelo J. Bufalino
Christopher Perry	830 Hill Road
Winnetka, Illinois 60093
By: /s/ Christopher Perry	Facsimile No.: (312) 873-7301
Name: Christopher Perry
Steven C. Straus	57 E. Laurel Ave
Lake Forest, IL 60045
By: /s/ Steven C. Straus
Name: Steven C. Straus

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EXHIBIT A
SCHEDULE OF INVESTORS

Name	First Closing Investment Amount	Second Closing Investment Amount	Aggregate Investment Amount	Number of Shares of Series A-1 Preferred Stock Issued Upon Conversion of Series A Preferred Stock	Number of Shares of Series A Preferred Stock Remaining

Richard Schoninger	$16,965	$37,265	$54,230	1,000,003	0

Bruce S. Schonbraun	$13,585	$29,799	$43,384	800,003	0

Richard Ullman	$50,895	$111,795	$162,690	3,000,000	0

Tim Ostrowski	$3,380	$7,466	$10,846	200,000	0

Frank Bonvino	$6,825	$14,867	$21,692	400,000	0

Terrence L. Mealy	$16,965	$37,265	$54,230	999,996	0

New England Partners Capital, LP	$101,855	$223,525	$325,380	6,000,000	0

LBJ Holdings, LLC	$6,825	$14,867	$21,692	399,996	0

RMC Capital	$33,930	$74,530	$108,460	1,999,998	0

Morgan Investors X	$33,930	$74,530	$108,460	1,999,998	0

Seneca Health Partners LP I	$54,340	$119,196	$173,536	3,200,000	0

Albert Henry	$44,205	$97,045	$141,250	--	--

Echo Capital Growth	$33,930	$74,530	$108,460	1,999,998	0

Harvard Developments, Inc.	$64,480	$141,579	$206,059	3,800,003	0

Ricky Sandler	$3,380	$7,466	$10,846	199,997	0

Shea Ventures, LLC	$169,715	$372,585	$542,300	10,000,013	0

CLK, Inc.	$3,380	$7,466	$10,846	199,997	0

Al Moschner	$13,585	$29,799	$43,384	800,003	0

Mark Kubow	$8,450	$18,665	$27,115	500,000	0

Angelo Bufalino	$3,380	$7,466	$10,846	200,000	0

Chris Perry	$6,825	$14,867	$21,692	400,000	0

Steve Straus	$3,380	$7,466	$10,846	200,000	0

Total	$694,205	$1,524,039	$2,218,244	18,300,011

A-1

EXHIBIT B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

As Attached.

B-1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF
MSO HOLDINGS, INC.

a Delaware Corporation

        Steven Straus hereby certifies that:

        ONE: The date of the filing of the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was November 19, 2004.

        TWO: He is the duly elected President of MSO Holdings, Inc., a Delaware corporation.

        THREE: The Amended and Restated Certificate of Incorporation of this Corporation is hereby further amended and restated as follows:

ARTICLE I

        The name of this corporation is MSO Holdings, Inc. (the “Corporation”).

ARTICLE II

        The address of the registered office of this Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Corporation.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

        (A)    Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Fifteen Million (215,000,000) shares, each with a par value of $0.001 per share. One Hundred Twenty Million (120,000,000) shares shall be Common Stock and Ninety-Five Million (95,000,000) shares shall be Preferred Stock.

        (B)    Reverse Stock Split. Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each two hundred (200) shares of the Common Stock issued and outstanding immediately prior to the Effective Time will be and are automatically reclassified as and converted (without any further act) into one (1) fully-paid and nonassessable share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that no fractional shares of common stock of the Corporation shall be issued and in lieu of any fractional share of common stock of the Corporation which any stockholder would otherwise be entitled to receive pursuant hereto, such stockholder shall be entitled to receive from the Corporation an amount of cash equal to the fair market value (as determined in accordance with Article IV(C)(2)(c)(ii) below) of one (1) share of Common Stock at the Effective Time multiplied by the fractional share that would otherwise be issued to any such stockholder.

        (C)    Conversion of Series A Convertible Preferred Stock to Series A-1 Convertible Preferred Stock.

            1.    Automatic Conversion. At the Effective Time, that number equal to the Applicable Fraction (as hereinafter defined) (rounded down to the nearest whole share) of the shares of Series A Convertible Preferred Stock (as hereinafter defined) held by each holder of Series A Convertible Preferred Stock that has purchased one or more of the Corporation’s Secured Convertible Promissory Notes issued by the Corporation as of the Effective Time pursuant to that certain Securities Purchase Agreement, dated as of May 8th, 2006 (each a “Note” and, collectively, the “Notes”), shall automatically convert into the Corporation’s Series A-1 Convertible Preferred Stock (as hereinafter defined) at a ratio of 3.66972 shares of Series A-1 Convertible Preferred Stock for each such share of Series A Convertible Preferred Stock so converted, each having the rights and privileges prescribed herein. For this purpose, the term “Applicable Fraction” means, for each such holder, a fraction determined by dividing (a) the aggregate original principal amount of the Notes that such holder has legally committed to purchase pursuant to the Purchase Agreement as of the Effective Time, by (b) $2,500,000 multiplied by the fraction equal to the quotient of (i) the total number of shares of Series A Convertible Preferred Stock held by such holder immediately prior to the Effective Time, and (ii) the total number of shares of Series A Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time. No such conversion shall occur with respect to shares of Series A Convertible Preferred Stock held by any holder of Series A Convertible Preferred Shares that has not purchased a Note.

            2.    Mechanics of Conversion. The Corporation shall send to all holders of record of Series A Convertible Preferred Stock that also are holders of the Notes (the “Eligible Holders”), written notice of the Effective Time and the place designated for mandatory conversion of all such shares of Series A Convertible Preferred Stock held by the Eligible Holders. The Corporation need not send such notice in advance of the occurrence of the Effective Time. Upon receipt of such notice, each Eligible Holder shall surrender his, her or its certificate or certificates for all shares of Series A Convertible Preferred Stock held by such Eligible Holder (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Series A-1 Convertible Preferred Stock to which such Eligible Holder is entitled pursuant to this Article IV(C). At the Effective Time, the applicable number of shares of Series A Preferred held by the Eligible Holders shall be deemed to have been converted into shares of Series A-1 Convertible Preferred Stock, which such shares of Series A-1 Convertible Preferred Stock shall be deemed to be outstanding of record, and all rights with respect to the Series A Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Series A-1 Convertible Preferred Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Article IV(C)2. If so required by the Corporation, certificates of Series A Convertible Preferred Stock surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Effective Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Convertible Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series A-1 Convertible Preferred Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided below in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. No fractional shares shall be issued upon the conversion of any shares of Series A Convertible Preferred Stock into Series A-1 Convertible Preferred Stock, and the number of shares of Series A-1 Convertible Preferred Stock to be issued upon such conversion shall be rounded up to the nearest whole share.

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            3.    Effect of Conversion. All shares of Series A Convertible Preferred Stock converted to Series A-1 Convertible Preferred Stock as provided in this Section shall, from and after the Effective Time, no longer be deemed to be outstanding and, notwithstanding the failure of the Eligible Holder or Eligible Holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Effective Time, except only the right of the Eligible Holders to receive shares of Series A-1 Convertible Preferred Stock in exchange therefor. Such converted shares of Series A Convertible Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly. Upon the occurrence of such automatic conversion of the Series A Convertible Preferred Stock, the Eligible Holders shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such Eligible Holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Series A-1 Convertible Preferred Stock into which the shares of Series A Convertible Preferred Stock so surrendered were convertible as of the Effective Time.

        (D)    Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the “Certificate”) may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Convertible Preferred Stock” and shall consist of Two Million One Hundred Twenty Five Thousand Five Hundred (2,125,500) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Convertible Preferred Stock are as set forth below in this Article IV(C). The second series of Preferred Stock shall be designated “Series A-1 Convertible Preferred Stock” and shall consist of Seventy Eight Million Three Hundred Thousand and Five (78,300,005) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A-1 Convertible Preferred Stock are as set forth below in this Article IV (C).

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            1.    Dividends. Holders of the Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock shall not be entitled to any preference over the holders of the Common Stock with respect to dividends.

            2.    Liquidation.

                (a)    Series A-1 Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A-1 Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation (or payment of any other consideration) to the holders of the Series A Convertible Preferred Stock of Common Stock by reason of their ownership thereof, an amount per share equal to $0.25 per share (as adjusted for stock splits, stock dividends, reclassifications and the like), plus any accrued but unpaid dividends on such share, for each share of Series A-1 Convertible Preferred Stock then held by them from the assets of the Corporation legally available for distribution. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-1 Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-1 Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                (b)    Remaining Assets. Upon the completion of the distributions (or payments of any other consideration) required by Section 2(a) above, the remaining assets of the Corporation legally available for distribution (or the remaining amounts to be paid) to stockholders shall be distributed (or paid) among the holders of the Series A-1 Convertible Preferred Stock, Series A Convertible Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock at the then applicable Conversion Price determined pursuant to Section 4(a) below).

                (c)    Certain Acquisitions.

                    (i)    Deemed Liquidation. For purposes of this Certificate, a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale, license, assignment or other disposition of all or substantially all of the assets of the Corporation intended to be a disposition of the Corporation’s business ((A) and (B) collectively referred to as a “Liquidation Transaction”); unless, in the case of clause (A) or (B) the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

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                    (ii)    Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation or stockholders is other than cash, its value will be deemed its fair market value, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A-1 Convertible Preferred Stock. Any securities shall be valued as follows:

                        (A)     Securities not subject to investment letter or other similar restrictions on free marketability:

                           (1)     If traded on a securities exchange or The Nasdaq Stock Market (“Nasdaq”), the value shall be deemed to be the average of the closing prices of the securities on such exchange or Nasdaq over the thirty (30) day period ending three (3) days prior to the closing of the Liquidation Transaction;

                           (2)     If actively traded over-the-counter, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing of the Liquidation Transaction; and

                           (3)     If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                        (B)     The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

                    (iii)    Notice of Liquidation Transaction. The Corporation shall give each holder of record of Series A-1 Convertible Preferred Stock written notice of any impending Liquidation Transaction not later than ten (10) days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or ten (10) days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Certificate, all notice periods or requirements in this Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights.

5

                    (iv)    Effect of Noncompliance. In the event the requirements of this Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A-1 Convertible Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(c)(iii).

            3.    Redemption. The Corporation shall be obligated to redeem the Series A-1 Convertible Preferred Stock as follows:

                (a)     Beginning on March 24, 2008 (the “Initial Redemption Date”), and continuing thereafter, upon the delivery to the Corporation of a written request of the holders of at least a majority of the then outstanding shares of Series A-1 Convertible Preferred Stock (a “Redemption Request”), the Corporation shall redeem, from any source of funds legally available therefor, all shares of Series A-1 Convertible Preferred Stock from all holders of Series A-1 Convertible Preferred Stock, provided that immediately following such redemption, the Corporation shall have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, shall have full voting rights; provided, further, that the Corporation shall not be required under this Section 3(a) to redeem from any particular holder of Series A-1 Convertible Preferred Stock, in connection with a redemption requested after the Initial Redemption Date but before the first anniversary of the Initial Redemption Date, a number of shares of Series A-1 Convertible Preferred Stock greater than fifty percent (50%) of the aggregate number of shares of Series A-1 Convertible Preferred Stock held by such holder immediately prior to such redemption. The Corporation shall effect such redemptions not later than ninety (90) days following the date on which the Corporation shall have received the Redemption Request (the “Redemption Date”) by paying in cash in exchange for the shares of Series A-1 Convertible Preferred Stock to be redeemed an amount per share (as adjusted for any stock split, stock division or consolidation) equal to the greater of (x) $0.25 for each such share of Series A-1 Convertible Preferred Stock, or (y) the fair market value (as determined by an independent appraiser selected by the Corporation and the holders of a majority of the then outstanding shares of Series A-1 Convertible Preferred Stock) for each such share of Series A-1 Convertible Preferred Stock, in each case, plus any accrued but unpaid dividends on such shares. The total amount to be paid for the Series A-1 Convertible Preferred Stock is hereinafter referred to as the “Redemption Price.”

                (b)     At least thirty (30) days but no more than sixty (60) days prior to the Redemption Date, the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series A-1 Convertible Preferred Stock setting forth (A) the Redemption Price for the shares to be redeemed; (B) the Redemption Date; and (C) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all sharers to be redeemed at the Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and in such event, each holder of such shares of Series A-1 Convertible Preferred Stock that are entitled to be redeemed but are not so redeemed (the Unredeemed Shares”) shall exchange such Unredeemed Shares of Series A-1 Convertible Preferred Stock for a promissory note having a term of one (1) year (each a “Redemption Note”) and collectively the “Redemption Notes”) in the aggregate principal amount equal to the aggregate Redemption Price for such holder’s Unredeemed Shares, issued in favor of the holder(s) thereof by the Corporation, and bearing simple interest at a rate equal to 8% per annum. At any time thereafter when additional funds of the Corporation are legally available for repayment of such notes, such funds will immediately be used to ratably repay the principal and interest owing pursuant to such notes.

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                (c)     On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after the Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this Section 3 for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 3 remaining unclaimed at the expiration of one (1) year following the Redemption Date shall be returned to the Corporation promptly upon its written request.

                (d)     On or after such Redemption Date, each holder of shares of Series A-1 Convertible Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, Redemption Notices shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there have been a default in payment of the Redemption Price or the Corporation has not issued the Redemption Notes, all rights of the holder of such redeemed shares of Series A-1 Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates or to have the Redemption Notes repaid), shall cease and terminate with respect to such redeemed shares and such shares of Series A-1 Convertible Preferred Stock shall be cancelled and shall not be entitled to any of the rights and preferences provided herein.

            4.    Conversion. The holders of the Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

                (a)    Right to Convert.

                    (i)     Subject to Section 4(c), each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.9174 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $0.9174 for shares of Series A Convertible Preferred Stock. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d) below. In addition, the Corporation shall immediately prior to the voluntary conversion of any Series A Convertible Preferred Stock, in full satisfaction of any dividend on any such share of Series A Convertible Preferred Stock that may be declared and remain unpaid prior to such conversion, issue to the holder of such Series A Convertible Preferred Stock an additional number of shares of Series A Convertible Preferred Stock determined by dividing the aggregate amount of the cash value of the dividends attributable to the Series A Convertible Preferred Stock being converted by $0.9174.

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                    (ii)     Subject to Section 4(c), each share of Series A-1 Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.25 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $0.25 for shares of Series A-1 Convertible Preferred Stock. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d) below. In addition, the Corporation shall immediately prior to the voluntary conversion of any Series A-1 Convertible Preferred Stock, in full satisfaction of any dividend on any such share of Series A-1 Convertible Preferred Stock that may be declared and remain unpaid prior to such conversion, issue to the holder of such Series A-1 Convertible Preferred Stock an additional number of shares of Series A-1 Convertible Preferred Stock determined by dividing the aggregate amount of the cash value of the dividends attributable to the Series A-1 Convertible Preferred Stock being converted by $0.25.

                (b)    Automatic Conversion. Each share of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which results in aggregate cash proceeds to the Corporation of at least $25,000,000 (net of underwriting discounts and commissions), or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A-1 Convertible Preferred Stock, voting together as a class. In addition, the Corporation shall immediately prior to the automatic conversion of any Preferred Stock, in full satisfaction of any dividend on any such share of Preferred Stock that may be declared and remain unpaid prior to such conversion, issue to the holder of such Preferred Stock an additional number of shares of Common Stock determined by dividing the aggregate amount of the cash value of the dividends attributable to the Preferred Stock being converted by the applicable, then-effective Conversion Price.

                (c)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

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                (d)    Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)    Issuance of Additional Stock below Series A-1 Conversion Price.

                        (A)    Adjustment in Conversion Price of Series A-1 Convertible Preferred Stock. If the Corporation should issue, at any time after the date upon which any of the Notes are issued (the “Original Issue Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such Series A-1 Convertible Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A-1 Convertible Preferred Stock in effect immediately prior to each such issuance shall automatically be adjusted to a price equal to the price at which such Additional Stock is being issued. Notwithstanding the foregoing, such adjustment to the Conversion Price of the Series A-1 Convertible Preferred Stock may be waived by the holders of at least majority-in-interest of the Series A-1 Convertible Preferred Stock then outstanding.

                        (B)    Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Original Issue Date) other than:

                            (1)     Shares of Common Stock issued or issuable pursuant to stock dividends, stock splits, dividends or similar transactions, contemplated by Article IV, Sections (B) and (C) hereof and as described in Section 4(d)(ii) hereof;

                            (2)     Up to 2,305,356 shares of Common Stock (or options, warrants or rights therefor) (such number of shares to be calculated net of any repurchases and cancellations of such shares by the Corporation and net of any such expired or terminated options, or rights and to be proportionally adjusted to reflect any stock splits, stock dividends, recapitalizations or the like) granted, issued or issuable to employees, officers, directors, contractors, consultants or advisers to the Corporation pursuant to the Corporation’s 2004 Equity Incentive Plan, or non-plan option agreements or other arrangements approved by the Board of Directors of the Corporation;

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                            (3)     Shares of Common Stock, or options, warrants or rights to purchase Common Stock, issued to financial institutions or lessors in connection with equipment lease financing arrangements, real estate leases, credit arrangements, debt financings or other similar commercial transactions approved by the Board of Directors;

                            (4)     Shares of Common Stock issuable upon exercise of options, warrants, convertible securities or rights to purchase any securities of the Corporation outstanding as of the date of this Certificate and any securities issuable upon the conversion thereof;

                            (5)     Shares of Common Stock, or options, warrants or rights to purchase Common Stock, issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

                            (6)     Shares of Common Stock issued or issuable upon conversion of the Preferred Stock;

                            (7)     Shares of Common Stock issued or issuable by the Corporation in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock; and

                            (8)     Warrants or options to purchase Common Stock or Preferred Stock issued to independent consultants and/or non-employee directors provided that such consultants or directors provide bona fide services to the corporation and that each such issuance is approved by the Board of Directors.

                        (C)    No Fractional Adjustments. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                        (D)    Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series A-1 Convertible Preferred Stock (voting as a separate class), irrespective of any accounting treatment.

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                        (E)    Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the Original Issue Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

                            (1)     The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D).

                            (2)     In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any of the Series A-1 Convertible Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

                            (3)     Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any of the Series A-1 Convertible Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

                            (4)     The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

                        (F)    No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

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                    (ii)    Stock Splits and Dividends. In the event the Corporation should at any time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

                    (iii)    Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                (e)    Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock, as the case may be, shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                (f)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock, as the case may be, shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

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                (g)    No Fractional Shares and Certificate as to Adjustments.

                    (i)     No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii)     Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Convertible Preferred Stock or Series A-1 Convertible Preferred Stock, as the case may be, pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

                (h)    Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Convertible Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                (i)    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of each series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

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                (j)    Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

            5.    Voting Rights.

                (a)    General. Except as expressly provided by this Certificate or as may be otherwise provided by law, the holders of the Preferred Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could then be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole number.

                (b)    Directors.

                    (i)     For so long as any share of Series A-1 Convertible Preferred Stock is outstanding, the authorized number of members of the Board of Directors shall be five (5), and the Corporation shall not change the authorized number of members of the Board of Directors without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least a majority of the then outstanding Series A-1 Convertible Preferred Stock, consenting or voting (as the case may be) separately as a class.

                    (ii)     For so long as the Series A-1 Convertible Preferred Stock is outstanding: (A) the holders of the Series A-1 Convertible Preferred Stock, voting as a separate class, shall be entitled to elect three (3) members to the Board of Directors, and (B) all of the stockholders of the Corporation voting together as a single class shall vote their shares so as to elect the remaining two directors as follows: (i) one director who shall be the then acting Chief Executive Officer of the Corporation, and (ii) one director who shall be nominated by a majority of the then sitting directors of the Corporation.

                (c)    Protective Provisions. For so long as a majority of the shares of Series A-1 Convertible Preferred Stock issued on the Original Issue Date remain outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A-1 Convertible Preferred Stock, voting together as a separate class:

                    (i)     authorize, pay or declare a dividend (other than dividends payable solely in Common Stock) on any shares of the capital stock of the Corporation, or otherwise make any distribution on any of its equity securities, other than Permitted Repurchases (as defined below);

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                    (ii)     authorize or issue, or obligate itself to issue, whether by reclassification, recapitalization, share exchange, merger or otherwise, any other equity security, including any security (other than Series A-1 Convertible Preferred Stock) convertible into or exercisable for any equity security, having rights, preferences or privileges over, or being on a parity with, the Series A-1 Convertible Preferred Stock, with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion, liquidation, registration or preemptive rights or otherwise;

                    (iii)     except as approved by the Board of Directors, sell or issue any shares of Common Stock for consideration other than cash;

                    (iv)     make any loans; guarantee the debt or performance obligation of any third party; enter into any joint venture, partnership or other strategic relationship; or invest in partially owned subsidiaries in excess of $250,000 in any twelve (12) month period;

                    (v)     create any subsidiary other than a wholly owned subsidiary;

                    (vi)     effect any amendment, alteration, repeal or waiver of any provision of the Corporation’s Certificate of Incorporation or Bylaws, whether by merger, consolidation or otherwise, including, without limitation, any increase or decrease in the number of authorized shares of Common Stock and/or Preferred Stock;

                    (vii)     effect a Liquidation Transaction, or liquidate or dissolve;

                    (viii)     except as approved by the Board of Directors, dispose of more than ten percent (10%) of its assets, other than in the ordinary course of business;

                    (ix)     approve or authorize any material alteration or material change in the Corporation’s business;

                    (x)     redeem, purchase or otherwise acquire for value any share or shares of the capital stock of the Corporation; provided, however, that this restriction shall not apply to the repurchase of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or at any price pursuant to the Corporation’s exercise of a right first refusal to repurchase such shares (“Permitted Repurchases”);

                    (xi)     enter into any transaction with any of its officers, directors, stockholders or affiliates or any entity in which any officer, director or stockholder of the Corporation, or any of their respective affiliates may have any interest, unless such transaction is in the ordinary course of business on terms no less favorable than those available at such time from non-affiliated parties; or

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                    (xii)     incur any Indebtedness for Borrowed Money that is not expressly subordinated in payment and priority to the obligations of the Corporation under the Notes (for purposes of this paragraph, “Indebtedness for Borrowed Money” means (i) all obligations (whether interest, principal, fees, penalties or otherwise) of the Corporation for borrowed money, (ii) all obligations of the Corporation evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Corporation to pay deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of the business of the Corporation, consistent with past practice, (iv) all obligations of the Corporation as lessee under capitalized leases that are in excess of $75,000 in the aggregate, and (iv) any of the foregoing guaranteed by the Corporation.

            6.    Status of Redeemed or Converted Preferred Stock. In the event any shares of Series A-1 Convertible Preferred Stock shall be redeemed pursuant to Section 3 or shares of Preferred Stock converted pursuant to Section 4, the shares so redeemed or converted shall be cancelled and shall not be issuable by the Corporation. This Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

        (E)    Rights, Preferences and Restrictions of Common Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(E).

            1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

            2.    Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(C).

            3.    Redemption. The Common Stock is not redeemable.

            4.    Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Notwithstanding the provisions of Section 242(b)(2) of the DGCL, but without limitation of and subject to the first sentence of this Section 4, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of at least a majority of the Common Stock and Preferred Stock (voting together as a single class on an as-converted basis), and the holders of Common Stock shall not be entitled to a separate class vote with respect thereto.

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ARTICLE V

        The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VI

        Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

        (A)     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        (B)     The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

        (C)     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

* * *

        FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

        FIVE: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the stockholders of this corporation.

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        IN WITNESS WHEREOF, MSO Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President the _______ day of ___________, 2006.

_______________________________
Steven Straus, President

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EXHIBIT C
FORM OF CONVERTIBLE NOTE

Attached as Exhibit 4.3

C-1

EXHIBIT D
FORM OF ESCROW AGREEMENT

Attached as Exhibit 10.15

D-1

EXHIBIT E
FORM OF WARRANT

Attached as Exhibit 4.4

E-1

EXHIBIT F
AMENDMENT TO STOCKHOLDERS AGREEMENT

As Attached.

F-1

AMENDMENT NO. 2 TO
AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

        This AMENDMENT NO. 2 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”) is made and effective as of May 9th, 2006 (the “Effective Date”), by and among MSO Holdings, Inc., a Delaware corporation (the “Parent”); the undersigned Investors (the “Investors”) and the undersigned Common Holders (the “Common Holders”) who are parties to that certain Amended and Restated Stockholders Agreement dated July 30, 2004 by and among the Company, the Investors and the Common Holders, as amended by that certain Amendment to Amended and Restated Stockholders Agreement dated May 26, 2005 (“Amendment No. 1”) (the “Stockholders Agreement”), which Investors represent a majority in interest of the outstanding Series A Stock and which Common Holders represent a majority in interest of the Common Holders. Terms used in this Amendment but not defined herein shall have the respective meanings set forth in the Stockholders Agreement.

Recitals:

        WHEREAS, the Parent intends to effect a conversion of a certain amount of its outstanding Series A Convertible Preferred Stock into a newly created Series A-1 Convertible Preferred Stock in connection with a convertible promissory note financing of Parent (the “Conversion”);

        WHEREAS, the parties intend for the rights and obligations set forth in the Stockholders Agreement to apply to the Series A-1 Convertible Preferred Stock issued in connection with the Conversion as opposed to the Series A Convertible Preferred Stock; and

        WHEREAS, the parties to the Stockholders Agreement now desire to amend the Stockholders Agreement to clarify certain provisions of the Stockholders Agreement in light of the Conversion and to eliminate Sections 6 and 7 of the Stockholders Agreement in their entirety.

        WHEREAS, the Stockholders Agreement may be amended pursuant to Section 9.1 of the Stockholders Agreement in a writing signed by the Company, the holders of a majority of the Series A Stock and holders of a majority in interest of the Common Holders.

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    Amendments to Stockholders Agreement.

            (a)    Series A-1 Stock. All references to the Series A Convertible Preferred Stock of Parent or Series A Stock of Parent, as the case may be, set forth in the Stockholders Agreement shall hereafter be deemed to be references to the Series A-1 Convertible Preferred Stock of Parent or Series A-1 Stock of Parent, as the case may be.

            (b)    Investors. Exhibit A is hereby amended and restated in its entirety as attached hereto as Exhibit A to set forth the names of the persons and entities who are holders of Series A-1 Convertible Preferred Stock, each of whom shall be deemed an “Investor” under the Stockholders Agreement.

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            (c)    Section 6. Section 6 of the Stockholders Agreement relating to the size and election of the Parent’s Board of Directors is hereby deleted in its entirety and shall no longer have any further force or effect.

            (d)    Section 7. Section 7 of the Stockholders Agreement relating to the reverse merger into a public shell is hereby deleted in its entirety and shall no longer have any further force or effect.

        2.    Full Force and Effect. The Stockholders Agreement, as amended by Amendment No. 1, and except as amended by this Amendment, shall remain in full force and effect in accordance with the provisions thereof.

        3.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document. This Amendment may be executed and transmitted via facsimile with the same validity as if it were an ink-signed document.

[Remainder of Page Intentionally Left Blank]

2

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

“Parent”	MSO HOLDINGS, INC.
By: /s/ Steven Straus
Steven Straus, President
“Investor”	NAME OF INVESTING ENTITY:
See Attached List
By:_____________________________
Name:___________________________
Its:_____________________________
“Common Holders”	BELUSHA, LP
By: /s/ Albert Henry
Name: Albert Henry
Its: Manager
By: /s/ Michael Wood
Dr. Michael Wood

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

“Investor”	Name of Investing Entity:
Richard Schoninger
By: /s/ Richard Schoninger
Name: Richard Schoninger
Bruce S. Schonbraun
By: /s/ Bruce S. Schonbraun
Name: Bruce S. Schonbraun
Richard O. Ullman
By: /s/ Richard O. Ullman
Name: Richard O. Ullman
Tim Ostrowski
By: /s/ Tim Ostrowski
Name: Tim Ostrowski
Frank Bonvino
By: /s/ Frank Bonvino
Name: Frank Bonvino
Terrence L. Mealy
By: /s/ Terrence L. Mealy
Name: Terrence L. Mealy

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

2

“Investor”	Name of Investing Entity:
New England Partners Capital, LP
By: /s/ John Rousseau
Name: John Rousseau
Its: President
LBJ Holdings LLC
By: HSP Group, Inc. (Its Manager)
By: /s/ Brian Putiker
Name: Brian Putiker
Its: Vice President
RMC Capital LLC
By: /s/ Michael Acks
Name: Michael Acks
Its: President
Morgan Investors X
By: /s/ Gary Levenstein
Name: Gary Levenstein
Its: President - Investment Division
c/o: Jess S. Morgan & Co, Inc.
Its: Managing General Partner
Seneca Health Partners LP I
By: Seneca Partners GP, LLC
Its: General Partner
By: /s/ Rajesh Kothari
Name: Rajesh Kothari
Its: Secretary

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

3

“Investor”	Name of Investing Entity:
Albert Henry
By: /s/ Albert Henry
Name: Albert Henry
Echo Capital Growth Corporation
By: /s/ Paul J. Hill
Name: Paul J. Hill
Its: President
Harvard Developments Inc.
By: /s/ Arden Giesbrocht
Name: Arden Giesbrocht
Title: Controller
By: /s/ Terry Downie
Name: Terry Downie
Its: Vice President, Finance
Ricky Sandler
By: /s/ Ricky Sandler
Name: Ricky Sandler
Shea Ventures, LLC
By: /s/ Edmund H. Shea, Jr.
Name: Edmund H. Shea, Jr.
Its: Manager

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

4

“Investor”	Name of Investing Entity:
CLK, LLC
By: /s/ Craig L. Krumwiede
Name: Craig L. Krumwiede
Its: President
Albin F. Moschner
By: /s/ Albin F. Moschner
Name: Albin F. Moschner
Mark Kubow
By: /s/ Mark Kubow
Name: Mark Kubow
Angelo J. Bufalino
By: /s/ Angelo J. Bufalino
Name: Angelo J. Bufalino
Christopher Perry
By: /s/ Christopher Perry
Name: Christopher Perry
Steven C. Straus
By: /s/ Steven C. Straus
Name: Steven C. Straus

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

5

EXHIBIT A
INVESTORS

Richard Schoninger
Bruce S. Schonbraun
Richard Ullman
Al Moschner
Tim Ostrowski
Mark Kubow
Angelo Bufalino
Chris Perry
Steve Straus
Frank Bonvino
Harvard Developments, Inc.
Ricky C. Sandler
Echo Capital Growth Corporation
CLK, Inc.
Terrence L. Mealy
Shea Ventures, LLC
New England Partners Capital, LP
LBJ Holdings, LLC
RMC Capital LLC
Morgan Investors X
Seneca Health Partners LPI
Albert Henry

A-1